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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of September 14, 2005, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, and New York Life Insurance and Annuity Corporation, a Delaware life insurance company, is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

     FUNDS AVAILABLE UNDER THE CONTRACTS

     AIM V.I. Global Real Estate Fund - Series I Shares

     AIM V.I. International Growth Fund - Series I Shares

     SEPARATE ACCOUNTS UTILIZING THE FUNDS

     NYLIAC Corporate Sponsored Variable Universal Life - Separate Account I

     NYLIAC Private Placement Variable Universal Life Separate Account - I

     NYLIAC Private Placement Variable Universal Life - Separate Account II

     NYLIAC Variable Universal Life - Separate Account I

     CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     Corporate Executive Series variable Universal Life (CorpExec VUL) Policy # 300-40 and #301-43

     Corporate Executive Placement Variable Universal Life Policy #304-46C (Group) and Policy # 304-47 (Individual)

     Variable Universal Life Accumulator Policy # 308-30

     Survivorship Variable Universal Life Accumulator Policy # 308-151


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 2, 2008.


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION


Attest: /s/ Jill Schlesinger Miller     By: /s/ Robert J. Hebron
        -----------------------------       ------------------------------------
Name: Jill Schlesinger Miller           Name: Robert J. Hebron
Title: Corporate Vice President         Title: Senior Vice President


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